As filed with the Securities and Exchange Commission on August 16, 1999
                                                Registration No.

                                    UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 ____________________

                                        FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                               THE SECURITIES ACT OF 1933

                                 V3 SEMICONDUCTOR, INC.
                   (Exact name of registrant as specified in its charter)

 NEVADA                          3674	                     87-0429263
 (State or other jurisdiction of (Primary Standard         (I.R.S. Employer
 incorporation or organization)  Industrial Classification Identification
                                 Code Number)              Number)


                          250 Consumers Road, Suite 901
                               North York, Ontario
                                  Canada M2J 4V6
                                  (416) 497-8884
                      (Address of principal executive offices)

                        1996 Employee Stock Option Plan
                            (Full title of the plan)


                              Carl Mitchell, Secretary
                           250 Consumers Road, Suite 901
                                North York, Ontario
                                  Canada M2J 4V6
                                  (416) 497-8884
                      (Name and address of agent for service)

                         Copies of all communications to:

                                 Gregory Sichenzia
                         Sichenzia, Ross & Friedman, LLP
                               135 West 50th Street
                                     20th Floor
                                 New York, NY 10020
                                   (212) 664-1200

                                         Proposed        Proposed
Title of each class  Amount to be        Maximum         Maximum
of securities to be   registered         Offering Price  Agreggate  Amount
registered                               Per Share*      Offering   Registration

Common Stock, $.001  400,000            $6.88            $2,752,000 $765.06
par value per share

*Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the closing price reported on August 9, 1999, as reported on the Nasdaq SmallCap Market.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1996 Stock Option Plan are available without charge by contacting:

                               V3 Semiconductor, Inc.
                           250 Consumers Road, Suite 901
                                 North York, Ontario
                                   Canada M2J 4V6
                           Attn: Carl Mitchell, Secretary

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     	V3 hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and thereof from the date of filing of such documents:

     	(a) 	V3's latest annual report filed pursuant to Section 13(a) or 15(d)
of the Exchange Act.

      (b) 	All other reports filed pursuant to Section 13(a) or 15(d) of the
Exchange Act since the end of the fiscal year covered by V3's document referred to in (a) above.

Item 4.  DESCRIPTION OF SECURITIES.

     	Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of Common Stock offered hereby will be passed upon for V3 by Sichenzia, Ross & Friedman, LLP, 135 West 50th Street, 20th Floor, New York, NY 10020. Attorneys who are partners or employed by Sichenzia, Ross & Friedman, LLP who have provided advice with respect to this matter in the aggregate own 10,000 shares and will be issued an additional 1,000 shares in consideration for services rendered in connection with the preparation hereof.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VII of V3's Articles of Incorporation authorizes V3 to indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of V3, may serve or any time have served as directors or officers of another corporation in which V3 at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of V3, or such other corporation, except in relation officer of V3, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

	Also, Article VIII of V3's Articles of Incorporation provides that no contract or other transaction between V3 and any other firm or corporation shall be affected by the fact that a director or officer of V3 has an interest in, or is a director or officer of V3 or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of V3 or any transaction in which V3 is a party or has an interest. Each person who is now or may become an officer or director of V3 is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with V3 for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

     In addition, V3 maintains directors' and officers' liability insurance under which V3's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     	Not Applicable.

Item 8.  EXHIBITS.

     	The Exhibits to this Registration Statement are listed in the Index to Exhibits.

Item 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     		(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          		To include any material information with respect to the plan of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     		(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    		(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
 Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirement of filing of Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North York, Ontario, August 16, 1999.

                                         V3 SEMICONDUCTOR, INC.


                                         By:/s/Carl Mitchell
                                         Carl Mitchell, Secretary, Treasurer
                                         and Principal Financial Officer

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl Mitchell his true and lawful attorney-in
-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully ratifying and confirming all that said attorney-in-fact and agent or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 1999.

     Signature                               Title
     ---------                               -----

/s/John Zambakkides            President, Chief Executive
John Zamabakkides              Officer (Principal Executive
                               Officer) and Director

/s/Carl Mitchell               Secretary, Treasurer and
Carl Mitchell                  Principal Financial Officer


/s/Bernard N. Slade            Director
Bernard N. Slade


/s/James Wilkinson             Director
James Wilkinson


/s/John A Fazackerley          Director
John A. Fazackerley


/s/Robert Skinner              Director
Robert Skinner

                                 INDEX TO EXHIBITS

Exhibit Number                       Description
--------------                       -----------

   4.1                        1996 Employee Stock Option Plan**

   5.1                        Consent of Sichenzia, Ross & Friedman**

   23.1                       Consent of KPMG LLP*

   23.2                       Consent of Sichenzia, Ross & Friedman LLP
                             (included in Exhibit 5.1)*

   24.1                       Power of Attorney (included in the Signature
                              Page)*

*     Filed herewith
** Reference is made to the Registrant's Form SB-2 Registration Statement (File No. 333-59133), as filed on July 15, 1998, which is hereby incorporated by reference.

Exhibits 5.1 and 23.2 - Consent of Sichenzia, Ross & Friedman LLP

                          Sichenzia, Ross & Friedman LLP
                                 Attorneys At Law
                           135 West 50th Street, 20th Floor
                              New York, New York 10020
                                 ------------------
                              Telephone (212) 664-1200
                              Facsimile (212) 664-7329
                              E-Mail: srflaw@i-2000.com

                                                 August 16, 1999

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

    Re:   V3 SEMICONDUCTOR, INC.

Ladies and Gentlemen:

    We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by V3 Semiconductor, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                     Very truly yours,

                                     /s/Sichenzia, Ross & Friedman LLP
                                     Sichenzia, Ross & Friedman, LLP

Exhibit 23.1 - Consent of KPMG LLP

                     INDEPENDENT AUDITORS' CONSENT

The Board of Directors

V3 Semiconductors, Inc.:

We consent to incorporation by reference in the registration statement of Form S-8 of V3 Semiconductor, Inc. for the 1996 Employee Stock Option Plan of our report dated November 30, 1998, relating to the consolidated balance sheets of V3 Semiconductor, Inc. as at September 30, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders equity and cash flows for each of the fiscal years in the three-year period ended September 30, 1998, which report appears in the Form 10-KS of V3 Semiconductor, Inc.


/s/KPMG LLP
KPMG LLP
Toronto, Canada

August 16, 1999